Gabelli International Growth Fund
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T = n(square root[ERV/P]) - 1 x 100

T = (365/181(square root[1,099/1,000]) - 1) x 100

T = (2.0166(square root[1,099]) - 1 x 100

T = (1.2097 - 1) x 100

T = 21.0%